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                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION

                                       OF

                              DYNATECH CORPORATION

          FIRST:  The name of the corporation is Dynatech Corporation (the
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"Corporation").

          SECOND:  The Corporation's registered office in the State of Delaware
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is c/o Corporation Trust Center, 1209 Orange Street in the City of Wilmington,
County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD:  The nature of the business of the Corporation and its purpose
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is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:  The total number of shares of all classes of stock which the
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Corporation shall have authority to issue is 350,100,000 shares, consisting of
350,000,000 shares of Common Stock, par value $.01 per share, and 100,000 shares of Preferred Stock, par value $1.00 per share.

          The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

          The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

          (a) the designation of the series, which may be by distinguishing number, letter or title;

          (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);
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          (c) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

          (d) the dates on which dividends, if any, shall be payable; the redemption rights and price or prices, if any, for shares of the series;

          (e) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

          (f) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (h) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

          (i) restrictions on the issuance of shares of the same series or of any other class or series;

          (j) the voting rights, if any, of the holders of shares of the series; and

          (k) such other terms and provisions as the Board of Directors may determine.

          FIFTH: The name and mailing address of the incorporator is as follows:
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                  Andrew S. Borodach
                  c/o Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022

          SIXTH: The following provisions are inserted for the management of the
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business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

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          (a) The number of Directors constituting the Board of Directors shall be as set forth in, or determined by the Board of Directors in accordance with, the By-Laws of the Corporation. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected at any time on and after the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2001. Directors of Class II shall be elected at any time on and after the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2002. Directors of Class III shall be elected at any time on and after the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2000; provided that, prior to the annual meeting of stockholders to be held in 2000, the Board of Directors may, by resolution duly adopted, create and appoint one or more persons to fill one or more Class III Directorships up to a number not to exceed the number of Directors in Class I for an interim term expiring at the annual meeting of stockholders to be held in 2000. At each annual meeting of stockholders following the annual meeting of stockholders to be held 2000, the respective successors of the Directors whose terms are expiring shall be elected for terms expiring at the annual meeting of stockholders held in the third succeeding year. Vacancies in the Board of Directors and newly-created Directorships resulting from any increase in the authorized number of Directors may be filled as provided in the By-Laws. Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

          (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

          (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

          (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a

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               director, provided that nothing contained in this Certificate of
               Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                    SEVENTH: The Corporation reserves the right to amend, alter,
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change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by statute; and all rights herein conferred upon the stockholders are granted subject to this reservation.

                    IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of September, 1999.



                                 /s/ Andrew S. Borodach
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                                 Andrew S. Borodach

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